                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: November 14, 1996
               (date of earliest event reported): November 7, 1996



                          EPIC DESIGN TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)


         CALIFORNIA                   0-24756                  77-0135608
    --------------------            -----------             ---------------
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
     of incorporation)                                       Identification No.)




                              310 North Mary Avenue
                           Sunnyvale, California 94086
                    (Address of principal executive offices)

                                 (408) 988-2997
              (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         On November 7, 1996, EPIC Design Technology, Inc. ("EPIC" or the "Registrant") completed an acquisition through the merger (the "Merger") of its wholly-owned subsidiary, EPC Acquisition Corporation ("Merger Sub"), with and into CIDA Technology, Inc. ("CIDA") with CIDA being the surviving corporation. At the effective time of the Merger ("Effective Time"), CIDA became a wholly-owned subsidiary of EPIC.

         The Merger occurred pursuant to an Agreement and Plan of Reorganization, dated as of September 16, 1996, as amended (the "Reorganization Agreement"), by and among EPIC, Merger Sub, CIDA, Wai-Yan Ho and Jin Ho Yang and Chemical Trust Company of California (with respect to Article VII of the Reorganization Agreement), and a related Merger Agreement between Merger Sub and CIDA. Pursuant to the terms and conditions of the Reorganization Agreement and the Merger Agreement, as of the Effective Time, by virtue of the Merger, the following occurred:

         Conversion of CIDA Common Stock. In consideration of the transactions contemplated by the Reorganization Agreement, EPIC paid to certain shareholders of CIDA an aggregate of $3,359,130.13 in exchange for a portion of their shares of CIDA Common Stock. In addition, each share of CIDA Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of CIDA Common Stock converted into cash or held by any holder who exercised and perfected appraisal or dissenters' rights for such shares) was canceled and extinguished and converted automatically into the right to receive 0.20 shares of EPIC Common Stock (the "Exchange Ratio"). An aggregate of 729,454 shares of EPIC Common Stock were issued to CIDA shareholders in the Merger.

         Share Options. At the Effective Time, each outstanding option to purchase shares of CIDA Common Stock (a "CIDA Option") was assumed by EPIC and converted into an option to acquire such number of shares of EPIC Common Stock as the holder would have been entitled to receive had such holder exercised such CIDA Option in full immediately prior to the Effective Time of the Merger, at an exercise price per share equal to the exercise price per share of the CIDA Common Stock under such CIDA Option immediately prior to the Effective Time of the Merger divided by the Exchange Ratio. To avoid fractional shares, the number of shares of EPIC Common Stock subject to an assumed CIDA Option was rounded down to the nearest whole share. The vesting, duration and other terms of the new option is the same as the CIDA Option, except to the extent that such vesting, duration or other terms are modified pursuant to the terms of the plans or outstanding options of EPIC. As soon as practicable after three days after EPIC issues a press release disclosing its earnings for the quarter ended December 31, 1996, EPIC will file a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of EPIC Common Stock subject to the assumed CIDA Options. 101,000 additional shares of EPIC Common Stock are reserved for issuance to holders of CIDA Options in connection with EPIC's assumption of such CIDA Options.

         Escrow Fund. In connection with the Merger, at the Effective Time, 25% of the shares of EPIC Common Stock issuable to certain holders of CIDA Common Stock by virtue of the Merger (the "Escrow Shares") were deposited with Chemical Trust Company of California, as escrow agent (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund"). The Escrow Shares will be held in escrow as security for any losses that EPIC incurs or reasonably anticipates incurring by reason of breaches by CIDA of covenants, representations or warranties contained in the Merger Agreement. Subject to the resolution of unsatisfied claims of EPIC, the Escrow Fund shall terminate upon the earlier of twelve (12) months following the Effective Time of the Merger.

         The Merger was consummated following approval of the Reorganization Agreement by the shareholders of CIDA and shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. For accounting purposes, the Merger was accounted for as a purchase.

         A copy of the Reorganization Agreement is attached hereto as Exhibit
2.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

          a.      Financial Statements of Business Acquired.

                          Financial statements of business acquired, prepared
pursuant to Rule 3-05 of Regulation S-X:


                                                                         Page
                                                                         ----
For the period ended September 30, 1995:
 Independent Auditors' Report                                              5
 Balance Sheet                                                             6
 Statement of Operations                                                   7
 Statement of Shareholders' Deficiency                                     8
 Statement of Cash Flows                                                   9
 Notes to Financial Statements                                          10-12

For the periods ended June 30, 1996 and 1995:
 Unaudited Condensed Balance Sheet                                         13
 Unaudited Condensed Statements of Operations                              14
 Unaudited Condensed Statements of Cash Flows                              15
 Notes to Unaudited Condensed Financial Statements                         16


         b.       Pro Forma Financial Information.

                Pro forma financial information required pursuant to
Article 11 of Regulation S-X:


                                                                         Page
                                                                         ----

Unaudited Pro Forma Consolidated Balance Sheet                            17
Unaudited Pro Forma Consolidated Statements of Operations              18-19
Notes to Pro Forma Consolidated Financial Information                  20-21

          c.       Exhibits in accordance with Item 601 of Regulation S-K:


                  The Following exhibits are filed in accordance with Item 601 of Regulation S-K as part of this report:

                  2.1 Agreement and Plan of Reorganization dated as of September 16, 1996, as amended by Amendment No. 1 dated as of September 27, 1996, each entered into by and among EPIC Design Technology, Inc., CIDA Technology, Inc., EPC Acquisition Corporation, Wai-Yan Ho and Jin Ho Yang and Chemical Trust Company of California (with respect to Article VII of the Agreement and Plan of Reorganization).

                  23.1     Consent of Deloitte & Touche LLP, Independent
Auditors.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    EPIC DESIGN TECHNOLOGY, INC.


Dated:  November 14, 1996                           By: /s/ Tammy S. Liu
                                                        -----------------------
                                                        Tammy S. Liu
                                                        Chief Financial Officer

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of CIDA Technology, Inc.:

We have audited the accompanying balance sheet of CIDA Technology, Inc. (a development stage company) as of September 30, 1995, and the related statements of operations, shareholders' deficiency and cash flows for the period November 15, 1994 (inception) to September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of CIDA Technology, Inc. at September 30, 1995, and the results of its operations and its cash flows for the period November 15, 1994 (inception) to September 30, 1995 in conformity with generally accepted accounting principles.




DELOITTE  &  TOUCHE  LLP



San Jose, California
October 25, 1996

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)


BALANCE SHEET
SEPTEMBER 30, 1995
------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                            $  633,692
  Receivables from related parties                        100,000
                                                       ----------
           Total current assets                           733,692

PROPERTY AND EQUIPMENT, Net                               115,065

OTHER ASSETS                                               13,207
                                                       ----------
TOTAL                                                  $  861,964
                                                       ==========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                     $   21,238
  Accrued liabilities                                      24,676
  Deferred revenue                                      1,100,000
                                                       ----------
           Total current liabilities                    1,145,914
                                                       ----------
SHAREHOLDERS' DEFICIENCY:
  Common stock, no par value: 5,000,000 shares
      authorized; 4,172,237 shares outstanding              8,344
  Note receivable                                          (2,677)
  Deficit accumulated during the development stage       (289,617)
                                                       ----------
           Total shareholders' deficiency                (283,950)
                                                       ----------
TOTAL                                                  $  861,964
                                                       ==========


See notes to financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)


STATEMENT OF OPERATIONS
PERIOD FROM NOVEMBER 15, 1994 (INCEPTION)
TO SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

DEVELOPMENT REVENUES                                $ 100,000
                                                    ---------
COSTS AND EXPENSES:
  Research and development                            296,343
  General and administrative                           95,667
                                                    ---------
           Total costs and expenses                   392,010
                                                    ---------

LOSS FROM OPERATIONS                                 (292,010)

INTEREST INCOME                                         2,393
                                                    ---------

NET LOSS                                            $(289,617)
                                                    =========


See notes to financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)



STATEMENT OF SHAREHOLDERS'  DEFICIENCY
PERIOD FROM NOVEMBER 15, 1994 (INCEPTION)
TO SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

                                                                                                  DEFICIT
                                                                                                ACCUMULATED
                                                             COMMON STOCK                        DURING THE
                                                         --------------------       NOTE        DEVELOPMENT
                                                           SHARES     AMOUNT     RECEIVABLE        STAGE           TOTAL
                                                         ---------   --------    -----------    -----------     -----------
November 1994 - issuance of common stock
  at $0.002 per share for cash                           1,500,000   $  3,000     $       -     $         -      $    3,000

December 1994 to July 1995 - issuance of common
  stock at $0.002 per share for notes                    2,672,237      5,344        (5,344)              -               -

September 1995 - collection of note receivable                   -          -         2,667               -           2,667

Net loss                                                         -          -             -        (289,617)       (289,617)
                                                         ---------   --------     ---------     -----------      ----------
BALANCES, September 30, 1995                             4,172,237   $  8,344     $  (2,677)    $  (289,617)     $ (283,950)
                                                         =========   ========     =========     ===========      ==========





See notes to financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)



STATEMENT OF CASH FLOWS
PERIOD FROM NOVEMBER 15, 1994 (INCEPTION)
TO SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                        $ (289,617)
  Reconciliation of net loss to net cash provided by operating activities:
    Depreciation and amortization                                                     20,912
    Changes in operating assets and liabilities:
      Other assets                                                                   (13,207)
      Accounts payable                                                                21,238
      Accrued liabilities                                                             24,676
      Deferred revenue                                                             1,100,000
                                                                                  ----------
           Net cash provided by operating activities                                 864,002
                                                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Property acquisitions                                                             (135,977)
                                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                                                 3,000
  Loan to related parties                                                           (100,000)
  Collection of note receivable                                                        2,667
                                                                                  ----------
           Net cash used by financing activities                                     (94,333)
                                                                                  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                            633,692

CASH AND CASH EQUIVALENTS, Beginning of period                                             -
                                                                                  ----------
CASH AND CASH EQUIVALENTS, End of period                                          $  633,692
                                                                                  ==========
NONCASH INVESTING AND FINANCING ACTIVITIES-
  Issuance of common stock for note receivable                                    $    5,344
                                                                                  ==========





See notes to financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
PERIOD FROM NOVEMBER 15, 1994 (INCEPTION)
TO SEPTEMBER 30, 1995
--------------------------------------------------------------------------------

1.    ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

      ORGANIZATION - CIDA Technology, Inc. (the Company) was founded in November 1994 to develop and market integrated circuit verification and extraction tools. The Company is in the process of developing full-chip verification tools. Revenues generated to date are from a joint development contract, which is not the Company's planned principal operations.

      CASH EQUIVALENTS are highly liquid debt instruments purchased with an original maturity date of three months or less.

      PROPERTY AND EQUIPMENT are stated at cost. Depreciation and amortization is provided using the straight-line method over estimated useful lives of three years.

      DEFERRED REVENUE represents payments received from customers for future services to be performed under a joint development agreement.

      REVENUE RECOGNITION - Revenue consists of fees under a joint development agreement and is recognized as services are performed using the percentage of completion method.

      INCOME TAXES - The Company accounts for income taxes using an asset and liability approach for financial reporting of income taxes.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - In accordance with the provisions of SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," which requires the disclosure of fair value information about both on and off balance sheet financial instruments where it is practicable to estimate the value, the Company has estimated the fair value of its financial instruments. The Company believes that carrying amounts reported in the balance sheet for cash equivalents, at December 31, 1995 approximate fair market value.

      CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The Company participates in a dynamic high technology industry and believes that changes in any of the following areas, among others, could have a material adverse affect on the Company's future financial position or results of operations: ability to obtain additional financing; increased competition; and the ability to attract and retain employees necessary to support its growth.

      RECENTLY ISSUED ACCOUNTING STANDARDS - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The new standard defines a fair value method of accounting for stock options and other equity instruments, such as stock purchase plans. Under this method, compensation cost is measured based on the fair value of the stock award when granted and is recognized as an expense over the service period, which is usually the vesting period. The disclosure requirements of this standard will be effective for the Company beginning in fiscal 1997 and requires measurement of awards made beginning in fiscal 1996.

      The new standard permits companies to continue to account for equity transactions with employees under existing accounting rules, but requires disclosure in a note to the financial statements of the pro forma net income as if the company had applied the new method of accounting. The Company intends to implement these disclosure requirements for its employee stock plans beginning in fiscal 1997. Based on the Company's current use of equity instruments, adoption of the new standard will not impact reported net income and will have no effect on the Company's cash flows.

2.    PROPERTY AND EQUIPMENT

      At September 30, 1995, property and equipment consist of:

     Computer equipment                                 $118,207
     Furniture and fixtures                               11,770
     Software                                              6,000
                                                        --------
     Total                                               135,977
     Accumulated depreciation and amortization           (20,912)
                                                        --------
     Property and equipment, net                        $115,065
                                                        ========


3.    RELATED PARTIES

      At September 30, 1995, the Company had a total of $100,000 under two different short-term notes receivable from related parties. These noninterest-bearing notes were subsequently collected during fiscal 1996.

4.    FACILITIES LEASE

      The Company leases its facilities under a noncancellable rental agreement expiring in 1996. Rent expense for fiscal year 1995 was $26,631. Future minimum lease payments for fiscal years 1996 and 1997 are $36,093 and $9,072, respectively.

5.    INCOME TAXES

      No income taxes were provided in fiscal 1995 due to the Company's net losses.

      At September 30, 1995, the Company has net operating loss carryforwards of approximately $280,000 available to offset future federal and state taxable income. Such federal and state carryforwards expire in 2011 and 2004, respectively. The deferred tax assets generated by loss carryforwards have been fully reserved due to the uncertainty surrounding the realization of such benefits.

      The Tax Reform Act of 1986 and California Conformity Act of 1987 impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. Any such ownership change could significantly limit the Company's ability to utilize its tax carryforwards.

6.    MAJOR CUSTOMERS

      The Company had one customer representing 100% of revenue in fiscal 1995.

7.    SUBSEQUENT EVENT

      In September 1996, the Company and its shareholders entered into an agreement to sell their ownership interest in the Company to EPIC Design Technology, Inc. in exchange for a total of 729,454 shares of EPIC Design Technology, Inc.'s common stock, $3.4 million in cash and the assumption of all the Company's outstanding stock options.


                                   * * * * *

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)


UNAUDITED CONDENSED BALANCE SHEET
JUNE 30, 1996
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $  415,357
  Receivable from related party                            159,032
  Other current assets                                      41,577
                                                        ----------
           Total current assets                            615,966

PROPERTY AND EQUIPMENT,  Net                               108,635

OTHER ASSETS                                                10,691
                                                        ----------

TOTAL                                                   $  735,292
                                                        ==========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                      $   14,400
  Accrued liabilities                                       45,242
  Deferred revenue                                       1,159,980
                                                        ----------
           Total current liabilities                     1,219,622
                                                        ----------
SHAREHOLDERS' DEFICIENCY:
  Common stock, no par value: 5,000,000 shares
    authorized; 4,172,237 shares outstanding                 8,344
  Note receivable                                           (1,344)
  Deficit accumulated during the development stage        (491,330)
                                                        ----------
           Total shareholders' deficiency                 (484,330)
                                                        ----------

TOTAL                                                   $  735,292
                                                        ==========




See notes to condensed financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)



UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                          PERIOD        CUMULATIVE
                                                           FROM            FROM
                                                        NOVEMBER 15,   NOVEMBER 15,
                                           NINE MONTHS     1994            1994
                                              ENDED     (INCEPTION)     (INCEPTION)
                                             JUNE 30,    TO JUNE 30,    TO JUNE 30,
                                               1996         1995           1996
REVENUES                                     $ 340,000    $  60,000     $ 440,000
                                             ---------    ---------     ---------
COSTS AND EXPENSES:
  Research and development                     422,110      217,973       718,453
  General and administrative                   135,935       46,858       231,602
                                             ---------    ---------     ---------
           Total costs and expenses            558,045      264,831       950,055
                                             ---------    ---------     ---------
LOSS FROM OPERATIONS                          (218,045)    (204,831)     (510,055)

INTEREST INCOME                                 16,332            -        18,725
                                             ---------    ---------     ---------
NET LOSS                                     $(201,713)   $(204,831)    $(491,330)
                                             =========    =========     =========




See notes to condensed financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                     PERIOD         CUMULATIVE
                                                                                      FROM             FROM
                                                                                  NOVEMBER 15,      NOVEMBER 15,
                                                                   NINE MONTHS        1994            1994
                                                                      ENDED       (INCEPTION)      (INCEPTION)
                                                                     JUNE 30,     TO JUNE 30,      TO JUNE 30,
                                                                       1996          1995            1996
                                                                    ---------      ---------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(201,713)     $(204,831)      $ (491,330)
  Reconciliation of net loss to net cash provided by (used by)
    operating activities:
    Depreciation and amortization                                      48,499          5,024           69,411
    Changes in operating assets and liabilities:
      Other current assets                                            (41,577)       (12,800)         (41,577)
      Other assets                                                      2,516        (10,677)         (10,691)
      Accounts payable                                                 (6,838            761           14,400
      Accrued liabilities                                              20,566         16,644           45,242
      Deferred revenue                                                 59,980        740,000        1,159,980
                                                                    ---------       --------       ----------
           Net cash provided by (used by) operating activities       (118,567)       534,121          745,435
                                                                    ---------       --------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Property acquisitions                                               (42,069)       (97,244)        (178,046)
                                                                    ---------       --------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                                                 3,000            3,000
  Collection of note receivable                                         1,333          2,000            4,000
  Loan to related parties                                            (159,032)      (100,000)        (259,032)
  Collection of related party notes                                   100,000              -          100,000
                                                                    ---------       --------       ----------
          Net cash used by financing activities                       (57,699)       (95,000)        (152,032)
                                                                    ---------       --------       ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                        (218,335)       341,877          415,357

CASH AND CASH EQUIVALENTS, Beginning of period                        633,692              -                -

CASH AND CASH EQUIVALENTS, End of period                            $ 415,357      $ 341,877        $ 415,357
                                                                    =========      =========        =========
NONCASH INVESTING AND FINANCE ACTIVITIES -
  Issuance of common stock for note receivable                      $      -       $   5,344        $   5,344
                                                                    =========      =========        =========




See notes to condensed financial statements.

CIDA TECHNOLOGY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NINE MONTHS ENDED JUNE 30, 1996


1.   BASIS OF PRESENTATION

      The condensed consolidated financial statements have been prepared by CIDA Technology, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). While the financial information contained in this filing is unaudited, the financial statements presented reflect all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at June 30, 1996, and the results of operations and cash flows for the periods ended June 30, 1996 and 1995. The results for interim periods are not necessarily indicative of the results to be expected for the entire year. These financial statements should be read in conjunction with the Company's financial statements for the period ended September 30, 1995.

2.   SUBSEQUENT  EVENT

      In September 1996, the Company and its shareholders entered into an agreement to sell their ownership interest in the Company to EPIC Design Technology, Inc. in exchange for a total of 729,454 shares of EPIC Design Technology, Inc.'s common stock, $3.4 million in cash and the assumption of all the Company's outstanding stock options.



                                   * * * * *

                          EPIC DESIGN TECHNOLOGY, INC.
                           AND CIDA TECHNOLOGY, INC.

        UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                   HISTORICAL                             PRO FORMA
                                            --------------------------         ---------------------------------
                                               EPIC             CIDA           ADJUSTMENTS             COMBINED
                                            ----------      ----------         -----------            ----------
Current assets:
  Cash and equivalents                      $   14,127      $      415          $  (3,899)(1)         $   10,643
  Short-term investments                        22,578               -                  -                 22,578
  Accounts receivable                            5,300               -                  -                  5,300
  Prepaid expenses and other assets                963             201                  -                  1,164
  Deferred income taxes                            978               -                 (8)(2)                 89
                                             ---------      ----------          ---------             ----------
           Total current assets                 43,946             616             (3,982)                40,580

Property and equipment - net                     4,012             108                  -                  4,120
Other assets                                       791              11              1,178 (2)              1,980
                                             ---------      ----------          ---------             ----------
TOTAL                                       $   48,749      $      735          $  (2,804)            $   46,680
                                            ==========      ==========          =========             ==========


                                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                          $      839      $      14           $       -              $     853
  Income taxes payable                             209              -                   -                    209
  Accrued liabilities                            5,401             45                   -                  5,446
  Deferred revenue and customer deposits         4,038          1,160                   -                  5,198
                                             ---------      ----------          ---------             ----------
           Total current liabilities            10,487          1,219                   -                 11,706
                                             ---------      ----------          ---------             ----------
Shareholders' equity:
  Common stock                                  29,672              8              14,505 (3)             44,185
  Deferred stock compensation and
    receivable                                    (133)            (1)                  -                   (134)
  Retained earnings (accumulated
    deficit)                                     8,745           (491)                491 (3)             (9,055)
                                                                                  (17,800)(4)
  Unrealized loss on investments, net        (22)             -                   -                    (22)
                                             ---------      ----------          ---------             ----------
           Total shareholders' equity           38,262           (484)             (2,804)                34,974
                                             ---------      ----------          ---------             ----------
TOTAL                                       $   48,749      $     735          $   (2,804)            $   46,680
                                            ==========      =========          ==========             ==========


See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          EPIC DESIGN TECHNOLOGY, INC.
                           AND CIDA TECHNOLOGY, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     HISTORICAL                            PRO FORMA
                                            ---------------------------            ---------------------------------
                                                 EPIC           CIDA               ADJUSTMENTS             COMBINED

Revenue:
  License                                    $   25,080      $       -             $       -              $   25,080
  Service                                         6,312            340                     -                   6,652
                                             -----------      --------              --------              ----------
           Total revenue                          31,392           340                     -                  31,732
                                             -----------      --------              --------              ----------
Costs and expenses:
  Cost of license                                  1,307             -                     -                   1,307
  Cost of service                                  1,244             -                     -                   1,244
  Sales and marketing                              9,630             -                     -                   9,630
  Research and development                         7,366           422                     -                   7,788
  General and administrative                       2,374           136                   177     (5)           2,687
                                             -----------      --------              --------              ----------
           Total operating expenses               21,921           558                   177                  22,656
                                             -----------      --------              --------              ----------
Income (loss) from operations                      9,471          (218)                 (177)                  9,076

Interest income, net                                 832            16                     -                     848
                                             -----------      --------              --------              ----------
Income (loss) before income taxes                 10,303          (202)                 (177)                  9,924

Provision (benefit) for income taxes               3,812             -                   (93)    (6)           3,719
                                             -----------      --------              --------              ----------
Net income (loss)                            $     6,491     $    (202)             $    (84)             $    6,205
                                             ===========     =========              ========              ==========

Net income per common and
  equivalent share                           $      0.47                                                  $      0.42
                                             ===========                                                  ===========

Shares used in per share computation              13,804                                                       14,630    (7)
                                             ===========                                                  ===========


See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          EPIC DESIGN TECHNOLOGY, INC.
                           AND CIDA TECHNOLOGY, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              HISTORICAL                           PRO FORMA
                                                        --------------------------        -----------------------------
                                                            EPIC            CIDA          ADJUSTMENTS          COMBINED
                                                        ----------       ---------        -----------          --------
Revenue:
  License                                               $   20,732        $      -           $     -          $   20,732
  Service                                                    4,271             100                 -               4,371
                                                        ----------        --------           -------          ----------
           Total revenue                                    25,003             100                 -              25,103
                                                        ----------        --------           -------          ----------
Costs and expenses:
  Cost of license                                            1,315               -                 -               1,315
  Cost of service                                              987               -                 -                 987
  Sales and marketing                                        8,771               -                 -               8,771
  Research and development                                   5,886             296                 -               6,182
  General and administrative                                 2,325              96               206   (5)         2,627
  Purchased in-process technology                            3,261               -                 -               3,261
                                                        ----------        --------           -------          ----------
           Total operating expenses                         22,545             392               206              23,143
                                                        ----------        --------           -------          ----------
Income (loss) from operations                                2,458            (292)             (206)              1,960

Interest income, net                                           822               2                 -                 824
                                                        ----------        --------           -------          ----------
Income (loss) before income taxes                            3,280            (290)             (206)              2,784

Provision (benefit) for income taxes                         2,290               -              (131)  (6)         2,159
                                                        ----------        --------           -------          ----------
Net income (loss)                                       $      990        $   (290)          $   (75)         $      625
                                                        ==========        ========           =======          ==========

Net income (loss) per common and equivalent share       $     0.08                                            $     0.04

                                                        ==========                                            ==========
Shares used in per share computation                        13,198                                                13,921   (7)
                                                        ==========                                            ==========



See Notes to Unaudited Pro Forma Consolidated Financial Statements.

EPIC DESIGN TECHNOLOGY, INC.


NOTES TO PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


1.    ACQUISITION

      On November 7, 1996, EPIC Design Technology, Inc. (the Company or EPIC) completed an acquisition, through a merger (the Merger) of its wholly-owned subsidiary, EPC Acquisition Corporation, of CIDA Technology, Inc. (CIDA) as contemplated under a purchase agreement and plan of reorganization dated September 16, 1996.

      The Company exchanged a total of $3.4 million in cash, 729,454 shares of its common stock and options to acquire 101,000 shares of its common stock for all outstanding shares of the common stock and options to purchase common stock of CIDA.

      For accounting purposes, the Merger was accounted for as a purchase.

2.    PRO FORMA ADJUSTMENTS

      The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X.

      The aggregate purchase price, including costs directly attributable to the completion of the acquisition (totaling $17.9 million), has been allocated to the assets and liabilities acquired. The allocation of the purchase price among the identifiable intangible assets was based on an independent appraisal of the fair market value of those assets. Such appraisal allocated $18.8 million to purchased in- process research and development, which has not yet reached technological feasibility and does not have alternative future uses. This amount has not been reflected in the pro forma statement of operations as it represents a non-recurring charge.

      To prepare the pro forma unaudited condensed combining statement of operations, the EPIC statement of operations for the year ended September 30, 1995 has been combined with the statement of operations of CIDA for the period from November 15, 1994 (inception) to September 30, 1995. Also, the EPIC statement of operations for the nine months ended June 30, 1996 has been combined with CIDA's statement of operations for the same period. This method of combining the companies is for the presentation of unaudited condensed combining financial statements only. Actual statements of operations of the companies will be combined from the effective date of the acquisition, with no retroactive restatement.

      The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of EPIC and CIDA.

      The following adjustments have been made to the pro forma condensed combining financial statements:

      (1) To record cash payments to be made in connection with the Merger which include the aggregate $3,359,000 cash payments to CIDA shareholders and $540,000 of Merger-related expenses.

      (2) To record estimated fair value of acquired intangible assets (excluding in-process technology) and the associated deferred tax liability.

      (3) To eliminate CIDA shareholders' deficiency and record the issuance of EPIC common stock and stock options.

      (4) To record adjustments to retained earnings for (1) charge for acquired in-process technology of $18.8 million related to this acquisition, and (2) CIDA losses from June 30, 1996 including the acquisition of certain in-process technology rights.

      (5)  Reflects pro forma amortization of the purchased intangibles.

      (6) Tax effect of pro forma adjustment (5) at the statutory rate and to record the tax benefit of losses incurred.

      (7) Reflects the shares issued and the impact of dilutive stock options assumed in the acquisition.


                                   * * * * *

                                EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Reorganization dated as of September 16, 1996, as amended by Amendment No. 1 dated as of September 27, 1996, each entered into by and among EPIC Design Technology, Inc., CIDA Technology, Inc., EPC Acquisition Corporation, Wai-Yan Ho and Jin Ho Yang and Chemical Trust Company of California (with respect to Article VII of the Agreement and Plan of Reorganization).

Exhibit 23.1    Consent of Deloitte & Touche LLP, Independent